Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2011
THIRD QUARTER RESULTS
Long Beach, Calif., December 2, 2010 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2011 third quarter ended October 31, 2010.
Fiscal Third Quarter 2011 vs. 2010 Results:
•	Revenues were $1,198.4 million, an increase of 24 percent from $967.2 million.
•	Net revenues (revenues minus purchased transportation costs) were $406.1 million, an increase of 12 percent from $361.5 million.
•	Operating income was $43.9 million, an increase of 40 percent from $31.4 million.
•	Net income attributable to UTi Worldwide Inc. was $26.4 million, or $0.26 per diluted share, compared to $18.0 million, or $0.18 per diluted share.
Eric W. Kirchner, chief executive officer, said, “Our improved third quarter performance was the result of higher volumes and greater operating efficiency, partially offset by lower yields. Volume growth, while still ahead of last year, moderated in the third quarter. Airfreight volumes remained robust primarily because of tight inventory levels, but comparisons have become more challenging. Ocean freight peaked in August, and then weakened in each subsequent month. Airfreight tonnage in the fourth quarter is expected to be at levels similar to last year, while ocean freight TEUs may be lower due to unseasonably high levels last year. Yield pressure also showed signs of moderation in the third quarter. Carrier spot rates were slightly more favorable as a result of declining demand and available capacity, and we continued to adjust our pricing in response to market conditions. While this is encouraging, the rate of yield improvement may not be sufficient to offset anticipated volume weakness in the fourth quarter.
“Our contract logistics and distribution business reported solid revenue growth and operating margins. Existing business was strong in consumer and retail sectors, partially offset by slowing volumes in automotive and technology.”

Revenues increased 24 percent in the 2011 fiscal third quarter compared to the prior-year third quarter primarily due to the higher airfreight and ocean freight volumes. Net revenues increased 12 percent, less than the revenue increase principally because of yield pressure. On an organic, constant currency basis, adjusted net revenues increased 11 percent compared to the third quarter last year.
Operating expenses in the third quarter of fiscal 2011, excluding purchased transportation costs, were $362.2 million, an increase of 10 percent compared to the same period last year. The increase primarily reflects expenses associated with revenue growth. On an organic, constant currency basis, adjusted operating expenses in the fiscal 2011 third quarter were nine percent higher than the same period last year, less than the net revenue increase.
The company reported operating income in the fiscal 2011 third quarter of $43.9 million, which represented 10.8 percent of net revenues. This compares to operating income in the year-ago third quarter of $31.4 million, or 8.7 percent of net revenues. The operating income and margin increases reflect the higher volumes in freight forwarding and contract logistics, which were somewhat offset by lower yields in freight forwarding and distribution operations, compared to the same period last year.
The substantial increase in volumes and carrier rates during the first nine months of fiscal 2011 necessitated significant additional working capital to fund duties and carrier costs on behalf of clients. Net cash provided by operations totaled $11.7 million in the nine months ended October 31, 2010, compared to cash provided by operations of $51.6 million in the same period last year.
Investor Conference Call:
UTi management will host an investor conference call today, December 2, 2010, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financials and operations for the fiscal 2011 third quarter. Investment professionals are invited to participate in the live call by dialing 877-941-2332 (domestic) or 480-629-9722 (international) using conference ID 4375434. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PST, today, through December 5, 2010, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4375434.
About UTi Worldwide:
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to organic, constant-currency revenue and net revenue growth, which are adjusted to exclude the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods; and to organic, constant-currency operating expenses, which are adjusted to exclude purchased transportation costs, the impact of acquisitions made since the beginning of the comparative period and the impact of currency fluctuations between comparable periods. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.
Safe Harbor Statement:
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, the company’s discussion of the estimated airfreight and ocean freight volume trends in the company’s fiscal fourth quarter, projected changes in yields and the potential impact thereof, projected growth rates, the outlook for the future and other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the economic volatility that has materially impacted trade volumes, transportation capacity, pricing dynamics and overall margins; the financial condition of many of the company’s customers; the impact of sharply rising freight transportation rates on the company’s net revenue; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact of cost reduction measures undertaken by the company; increased competition; the impact of volatile fuel costs and changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$427,878	$328,746	$1,215,009	$838,044
Ocean freight forwarding	318,898	238,333	895,356	635,947
Customs brokerage	28,993	25,231	81,039	68,543
Contract logistics	187,778	175,157	544,087	475,819
Distribution	127,101	109,549	365,694	312,563
Other	107,756	90,182	303,465	245,140

Total revenues	1,198,404	967,198	3,404,650	2,576,056

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	336,958	254,576	966,619	627,838
Ocean freight forwarding	269,823	191,431	754,791	506,706
Customs brokerage	1,216	2,283	5,034	4,965
Contract logistics	39,132	31,971	116,418	84,149
Distribution	86,275	75,094	249,313	210,992
Other	58,860	50,308	161,517	130,998

Staff costs	214,857	196,675	626,377	559,141
Depreciation	12,289	11,393	34,964	31,738
Amortization of intangible assets	3,338	2,696	9,845	8,145
Restructuring charges	—	—	—	1,231
Other operating expenses	131,745	119,355	383,008	338,477

Total operating expenses	1,154,493	935,782	3,307,886	2,504,380

Operating income	43,911	31,416	96,764	71,676
Interest expense, net	(4,476)	(4,154)	(12,521)	(9,905)
Other income/(expense), net	1,168	742	2,183	(256)

Pretax income	40,603	28,004	86,426	61,515
Provision for income taxes	12,851	7,537	27,106	17,761

Net income	27,752	20,467	59,320	43,754
Net income attributable to noncontrolling interests	1,329	2,500	3,954	4,187

Net income attributable to UTi Worldwide Inc.	$26,423	$17,967	$55,366	$39,567

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.26	$0.18	$0.55	$0.40

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.26	$0.18	$0.54	$0.39

Number of weighted-average common shares outstanding used for per share calculations
Basic shares	100,736,378	100,066,261	100,487,558	99,888,487
Diluted shares	102,016,552	101,282,940	101,866,470	101,205,008

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31,	January 31,
	2010	2010
	(Unaudited)
Assets

Cash and cash equivalents	$342,148	$350,784
Trade receivables, net	982,181	727,413
Deferred income taxes	16,534	16,917
Other current assets	126,619	111,575

Total current assets	1,467,482	1,206,689

Property, plant and equipment, net	197,919	180,422
Goodwill and other intangible assets, net	490,442	487,473
Investments	888	1,717
Deferred income taxes	28,813	31,815
Other non-current assets	35,120	29,430

Total assets	$2,220,664	$1,937,546

Liabilities & Equity

Bank lines of credit	$188,797	$100,653
Short-term borrowings	5,696	8,032
Current portion of long-term borrowings	70,768	69,934
Current portion of capital lease obligations	15,970	16,832
Trade payables and other accrued liabilities	884,341	732,018
Income taxes payable	10,084	1,929
Deferred income taxes	3,416	3,503

Total current liabilities	1,179,072	932,901

Long-term borrowings, excluding current portion	62,107	99,097
Capital lease obligations, excluding current portion	22,238	23,892
Deferred income taxes	29,684	32,874
Other non-current liabilities	34,322	34,500

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	480,901	464,731
Retained earnings	422,808	373,548
Accumulated other comprehensive loss	(23,018)	(46,904)

Total UTi Worldwide Inc. shareholders’ equity	880,691	791,375
Noncontrolling interests	12,550	22,907

Total equity	893,241	814,282

Total liabilities and equity	$2,220,664	$1,937,546

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine months ended
	October 31,
	2010	2009
	(Unaudited)

Operating Activities:
Net income	$59,320	$43,754
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation costs, net	6,396	6,354
Depreciation	34,964	31,738
Amortization of intangible assets	9,845	8,145
Amortization of debt issuance costs	2,256	1,089
Deferred income taxes	286	(744)
Uncertain tax positions	(1,491)	256
Tax benefit relating to share-based compensation	1,879	1,212
Excess tax benefit from share-based compensation	(102)	(130)
Loss/(gain) on disposal of property, plant and equipment	102	(6,195)
Provision for doubtful accounts	3,901	1,828
Other	2,288	(3,088)
Net changes in operating assets and liabilities	(107,914)	(32,576)

Net cash provided by operating activities	11,730	51,643

Investing Activities:
Purchases of property, plant and equipment	(37,706)	(21,062)
Proceeds from disposal of property, plant and equipment	1,280	11,877
Net increase in other non-current assets	(4,623)	(448)
Acquisitions and related payments	(3,449)	(3,133)
Other	(283)	387

Net cash used in investing activities	(44,781)	(12,379)

Financing Activities:
Net borrowings/(repayments) under bank lines of credit	75,910	(20,030)
Net increase in short-term borrowings	782	907
Proceeds from issuance of long-term borrowings	81	56,498
Repayment of long-term borrowings	(37,997)	(36,938)
Debt issuance costs	—	(4,576)
Repayment of capital lease obligations	(14,797)	(17,615)
Contingent consideration paid	(3,734)	—
Acquisition of noncontrolling interest	(8,323)	—
Dividends paid to noncontrolling interests	(1,719)	(998)
Net proceeds from issuance of ordinary shares	4,011	1,647
Excess tax benefit from share-based compensation	102	130
Dividends paid	(6,106)	(6,027)

Net cash provided by/(used in) financing activities	8,210	(27,002)

Effect of foreign exchange rate changes on cash and cash equivalents	16,205	38,423

Net (decrease)/increase in cash and cash equivalents	(8,636)	50,685
Cash and cash equivalents at beginning of period	350,784	256,869

Cash and cash equivalents at end of period	$342,148	$307,554

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$841,739	$356,665	$—	$1,198,404

Purchased transportation costs	654,092	138,172	—	792,264
Staff costs	98,118	110,023	6,716	214,857
Depreciation	4,296	7,824	169	12,289
Amortization of intangible assets	1,149	2,189	—	3,338
Other operating expense	50,160	77,397	4,188	131,745

Total operating expenses	807,815	335,605	11,073	1,154,493

Operating income/(loss)	$33,924	$21,060	$(11,073)	43,911

Interest expense, net				(4,476)
Other income, net				1,168

Pretax income				40,603
Provision for income taxes				12,851

Net income				27,752
Net income attributable to noncontrolling interests				1,329

Net income attributable to UTi Worldwide Inc.				$26,423

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$642,384	$324,814	$—	$967,198

Purchased transportation costs	485,683	119,980	—	605,663
Staff costs	89,016	104,114	3,545	196,675
Depreciation	3,819	7,353	221	11,393
Amortization of intangible assets	963	1,733	—	2,696
Other operating expenses	41,352	71,100	6,903	119,355

Total operating expenses	620,833	304,280	10,669	935,782

Operating income/(loss)	$21,551	$20,534	$(10,669)	31,416

Interest expense, net				(4,154)
Other income, net				742

Pretax income				28,004
Provision for income taxes				7,537

Net income				20,467
Net income attributable to noncontrolling interests				2,500

Net income attributable to UTi Worldwide Inc.				$17,967

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$2,372,503	$1,032,147	$—	$3,404,650

Purchased transportation costs	1,851,574	402,118	—	2,253,692
Staff costs	286,871	321,664	17,842	626,377
Depreciation	12,093	22,329	542	34,964
Amortization of intangible assets	3,179	6,666	—	9,845
Other operating expense	143,043	224,468	15,497	383,008

Total operating expenses	2,296,760	977,245	33,881	3,307,886

Operating income/(loss)	$75,743	$54,902	$(33,881)	96,764

Interest expense, net				(12,521)
Other income, net				2,183

Pretax income				86,426
Provision for income taxes				27,106

Net income				59,320
Net income attributable to noncontrolling interests				3,954

Net income attributable to UTi Worldwide Inc.				$55,366

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2009
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$1,675,338	$900,718	$—	$2,576,056

Purchased transportation costs	1,235,306	330,342	—	1,565,648
Staff costs	255,318	293,129	10,694	559,141
Depreciation	11,168	20,145	425	31,738
Amortization of intangible assets	2,776	5,369	—	8,145
Restructuring charges	—	—	1,231	1,231
Other operating expenses	117,530	207,994	12,953	338,477

Total operating expenses	1,622,098	856,979	25,303	2,504,380

Operating income/(loss)	$53,240	$43,739	$(25,303)	71,676

Interest expense, net				(9,905)
Other expense, net				(256)

Pretax income				61,515
Provision for income taxes				17,761

Net income				43,754
Net income attributable to noncontrolling interests				4,187

Net income attributable to UTi Worldwide Inc.				$39,567

Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended October 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$240,001	$63,543	$61,386	$36,764	$2,848
Americas	173,248	189,405	48,526	99,327	15,281
Asia Pacific	314,662	12,156	50,130	7,975	17,068
Africa	113,828	91,561	27,605	74,427	19,787
Corporate	—	—	—	—	(11,073)

Total	$841,739	$356,665	$187,647	$218,493	$43,911

	Three months ended October 31, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$215,812	$64,733	$59,226	$41,154	$1,807
Americas	129,963	173,378	38,038	97,809	10,838
Asia Pacific	210,992	9,071	35,851	6,315	9,083
Africa	85,617	77,632	23,586	59,556	20,357
Corporate	—	—	—	—	(10,669)

Total	$642,384	$324,814	$156,701	$204,834	$31,416

Geographic Reporting
(in thousands)
(Unaudited)

	Nine months ended October 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$700,329	$191,626	$178,771	$111,702	$8,051
Americas	488,886	545,561	133,617	284,312	30,522
Asia Pacific	886,693	32,475	136,735	21,903	42,189
Africa	296,595	262,485	71,806	212,112	49,883
Corporate	—	—	—	—	(33,881)

Total	$2,372,503	$1,032,147	$520,929	$630,029	$96,764

	Nine months ended October 31, 2009
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Restructuring
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Charges

EMENA	$602,560	$178,283	$169,152	$116,464	$3,031	$—
Americas	349,674	482,762	107,398	270,729	18,396	—
Asia Pacific	517,472	25,859	105,349	18,114	28,203	—
Africa	205,632	213,814	58,133	165,069	47,349	—
Corporate	—	—	—	—	(25,303)	1,231

Total	$1,675,338	$900,718	$440,032	$570,376	$71,676	$1,231

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	Revenues		Net Revenues

Three months ended October 31, 2009	$967,198		$361,535
Add: Acquisitions impact (1)	6,672	1%	659	—%
Add: Currency impact (2)	3,822	—%	3,026	1%
Organic growth	220,712	23%	40,920	11%

Three months ended October 31, 2010	$1,198,404		$406,140

(1)	Relates to revenues and net revenues in the current period for businesses acquired from August 2009.

(2)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our revenues and net revenues over the corresponding prior-year period.

	Revenues		Net Revenues

Nine months ended October 31, 2009	$2,576,056		$1,010,408
Add: Acquisitions impact (3)	14,345	1%	1,693	—%
Add: Currency impact (4)	81,488	3%	38,353	4%
Organic growth	732,761	28%	100,504	10%

Nine months ended October 31, 2010	$3,404,650		$1,150,958

(3)	Relates to revenues and net revenues in the current period for businesses acquired from February 2009.

(4)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our operating expenses over the corresponding prior-year period.

	Three months ended
	October 31, 2010	October 31, 2009

Total operating expenses	$1,154,493	$935,782
Less: Purchased transportation costs	792,264	605,663

Adjusted operating expenses	$362,229	330,119

Reconciliation of adjusted operating expenses
Add: Acquisition impact (5)		633	—%
Add: Currency impact (6)		1,835	1%
Add: Organic impact		29,642	9%

Adjusted operating expenses for the three months ended October 31, 2010		$362,229

(5)	Relates to operating expenses in the current period for businesses acquired from August 2009.

(6)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth in our operating expenses over the corresponding prior-year period.

	Nine months ended
	October 31, 2010	October 31, 2009

Total operating expenses	$3,307,886	$2,504,380
Less: Purchased transportation costs	2,253,692	1,565,648

Adjusted operating expenses	$1,054,194	938,732

Reconciliation of adjusted operating expenses
Add: Acquisition impact (7)		1,407	—%
Add: Currency impact (8)		33,930	4%
Add: Organic impact		80,125	9%

Adjusted operating expenses for the nine months ended October 31, 2010		$1,054,194

(7)	Relates to operating expenses in the current period for businesses acquired from February 2009.

(8)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.